Exhibit 10.1

AMENDMENT TO THE RESEARCH AND DEVELOPMENT AGREEMENT

BETWEEN

THE BRIGHAM AND WOMEN’S HOSPITAL, INC. AND AUTOIMMUNE, INC.

(A5732)

This Amendment to the Research and Development Agreement (“Amendment”) between The Brigham and Women’s Hospital, Inc. (“BWH”) and AutoImmune, Inc. (“Company”) is effective July 1, 2003. The BWH and the Company are parties to a Research and Development Agreement effective September 9, 1988, as amended and restated on July 1, 1992, April 14, 1995, July 1, 2000, July 1, 2001 and July 1, 2002 (“Agreement”), pursuant to which the BWH agreed to conduct certain scientific research in consideration of the payment of certain fees by the Company.

BWH and Company now wish to amend certain provisions of the Agreement, and in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the BWH and Company hereby agree as follows:

1.	The term of the Agreement will be extended to June 30, 2004, and shall be renewable for additional one year periods by mutual written consent upon the submission and acceptance of a new Research Program definition and Budget for each such extension, unless terminated as provided in the Agreement.

2.	The scope of the Research Program for the twelve months ending June 30, 2004 is as set forth in Appendix A1 to this Amendment.

3.	For such Research Program, the Company shall pay $48,000 as provided in the Budget attached as Appendix B1. Notwithstanding the provisions of Section 11.1(b) of the Agreement, the Budget is payable in equal installments due on the following dates:

$12,000 due upon execution of this Amendment;

$12,000 due October 1, 2002;

$12,000 due January 1, 2003;

$12,000 due April 1, 2003

Except as expressly modified above, all obligations in the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives effective as of the first date written above.

THE BRIGHAM AND WOMEN’S HOSPITAL, INC.		AUTOIMMUNE, INC.

Name:	/s/ BRIAN N. HICKS	Name:	/s/ ROBERT C. BISHOP

Title:	Director of Corporate Sponsored Research and Licensing	Title:	CEO
Date:	10/2/03	Date:	11/9/03

Understood and Agreed

/s/ RUTH MARON

Ruth Maron, Ph.D. Principal Investigator

Date: 10/8/03

Appendix A1: Immunologic approach to decrease myocardial inschemia-reperfusion injury

Background: Myocardial ischemia-reperfusion (MI/R) injury is appreciated as a potent stimulus for tissue destruction and possible cardiac failure. Infarctions link to MI/R are the most common cause of death in the western world and also in the developing world. Recent evidence shows that acute MI/R is associated with intense inflammatory reaction: as neutrophils and monocytes, that play a part in both acute extension of injury and repair of the myocardium.

Experimental Design: The inflammatory reaction produces a vast array of mediators over the course of the inflammation. Several works in the literature attempted to control inflammation both in the brain or the peripheral tissue by inducing tolerance to autoantigens as myelin basic protein (MBP). Oral and nasal tolerance, are well established models whereby immunologic tolerance is induced to a specific antigen through administration of specific antigen. Upon restimulation with the appropriate antigen, T-cells in animals tolerated with a low-dose regimen secrete cytokines such as transforming growth factor ß1 (TGF-ß1) or IL-10 that are a potent anti-inflammatory cytokines with tissue protective properties. This tolerance may lead to relatively organ specific immunosuppression. Therefore, active immunologic tolerance to heart antigens, such as troponin T, could decrease myocardial inflammation and improve outcome after MI/R through organ-specific immunosuppression. In these experiments we will have three specific goals:

1.	To define heart antigens as candidates to enhance specific immune tolerance in C57BL06 mice and determine whether these antigens induce tolerance when given mucosally.

2.	To investigate whether these antigens given mucosally to C57BL/6 mice reduce heart infarct size in the MI/R model.

3.	To investigate adjuvants that when given mucossaly enhance this effect and to understand the mechanism by which this occurs and the application of such adjuvants to other models of mucosal tolerance.

Appendix B1

Contract Budget 07/01/2003 – 06/30/2004

Personnel	Role on Project	Salary and Fringe	Total

Ruth Maron, PhD	Principle Investigator	$9,593

Dan Frenkel, PhD	Postdoctoral Fellow	$3,970	$13,563

Animals	Purchase	$3,500

	Per diems	$7,200

	BWH animal allocation	$5,350	$16,050

Supplies	Peptides	$3,500

	Chemicals and reagents	$1,300

	Plasticware/glassware	$487	$5,287

Total Direct Costs			$34,900

Total Indirect Costs			$13,100

Total Cost			$48,000